CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 9, 2004 with respect to the financial statements of Global Concepts, Ltd. (formerly known as "Transportation Logistics Int'l Inc.) and Subsidiaries for the years ended December 31, 2003 and 2002. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                   /s/ Rosenberg Rich Baker Berman & Company
                                   -----------------------------------------
                                   Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
August 15, 2005